UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 19, 2016

Gevo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35073	87-0747704
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Inverness Drive South, Building C,

Suite 310, Englewood, CO 80112

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 858-8358

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

Effective January 19, 2016, the Board of Directors (the “Board”) of Gevo, Inc. (“Gevo” or the “Company”) approved the appointment of William H. Baum to the Board as a Class III director, with a current term that will expire at the annual meeting of stockholders to be held in 2016. Mr. Baum will receive an annual cash retainer of $50,000 and an annual equity grant valued at $125,000 for service as a non-employee director, subject to the Company’s compensation policy for non-employee directors as specified from time to time by the Board. The equity award will be made pursuant to the Company’s Amended and Restated 2010 Stock Incentive Plan. Mr. Baum will also be eligible to receive annual grants of equity and other compensation consistent with the Company’s compensation policy for his service as a non-employee director, as specified from time to time by the Board. Mr. Baum will enter into the Company’s form of indemnification agreement. Copies of the Company’s form of restricted stock award agreement, form of stock option award agreement and form of indemnification agreement are attached as Exhibits 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1

Form of Restricted Stock Award Agreement under the 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.21 to the Company’s Form 10-K for the period ended December 31, 2010, which was filed on March 29, 2011).

10.2

Form of Stock Option Award Agreement under the 2010 Stock Incentive Plan (incorporated by reference to Exhibit 10.22 to the Company’s Form 10-K for the period ended December 31, 2010, which was filed on March 29, 2011).

10.3	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.33 to the Company’s Registration Statement on Form S-1/A which was filed on January 19, 2011 (File No. 333-168792)).

99.1	Press Release of Gevo, Inc., dated January 19, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gevo, Inc.

By:	/s/ Mike Willis
Mike Willis Chief Financial Officer

Date: January 22, 2016

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